Exhibit 99.1

Ligand Announces Pricing of $400 Million Convertible Senior Notes Offering

JUPITER, Fla., August 11, 2025 (GLOBE NEWSWIRE) — Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) (“Ligand”) announced today the pricing of $400.0 million aggregate principal amount of 0.75% convertible senior notes due 2030 (the “notes”) in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Ligand also granted the initial purchasers of the notes (the “initial purchasers”) an option to purchase, during a 13-day period beginning on, and including, the first date on which the notes are issued, up to an additional $60.0 million aggregate principal amount of notes. The sale of the notes is expected to close on August 14, 2025, subject to customary closing conditions.

The notes will be general unsecured, senior obligations of Ligand and will accrue interest payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2026 at a rate of 0.75% per annum. The notes will mature on October 1, 2030, unless earlier converted, redeemed or repurchased.

Ligand estimates that the net proceeds from the offering will be approximately $386.9 million (or approximately $445.1 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting fees and estimated expenses. Ligand intends to use approximately $39.9 million of the net proceeds from the offering to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to Ligand from the sale of the warrants in the warrant transactions described below). In addition, Ligand expects to use approximately $15.0 million of the net proceeds from this offering to repurchase 102,034 shares of its common stock from certain purchasers of the notes in privately negotiated transactions, as described below. Ligand expects to use the remaining net proceeds from the offering, together with cash on hand, for general corporate purposes including investing in complementary businesses, companies, products and technologies, although Ligand has no present commitments or agreements to do so. If the initial purchasers exercise their option to purchase additional notes, Ligand expects to sell additional warrants to the option counterparties and use a portion of the net proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants, to enter into additional convertible note hedge transactions and the remaining net proceeds for general corporate purposes.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding July 1, 2030 only upon the occurrence of certain circumstances. On or after July 1, 2030 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at any time.

Upon conversion, Ligand will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of Ligand’s common stock or a combination of cash and shares of Ligand’s common stock, at Ligand’s election, in respect of the remainder, if any, of Ligand’s conversion obligation in excess of the aggregate principal amount of the notes being converted. The conversion rate will initially be 5.1338 shares of Ligand’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $194.79 per share of Ligand’s common stock). The initial conversion price of the notes represents a premium of approximately 32.5% over the last reported sale price of Ligand’s common stock on the Nasdaq Global Market on August 11, 2025. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if Ligand delivers a notice of redemption, Ligand will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or notice of redemption, as the case may be.

Ligand may not redeem the notes prior to October 6, 2028. Ligand may redeem for cash all or any portion of the notes (subject to a partial redemption limitation), at its option, on or after October 6, 2028 and prior to the 51st scheduled trading day immediately preceding the maturity date, if the last reported sale price of Ligand’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Ligand provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes.

If Ligand undergoes a fundamental change (as defined in the indenture that will govern the notes), then, subject to certain conditions and limited exceptions, holders may require Ligand to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, Ligand entered into convertible note hedge transactions (the “convertible note hedge transactions”) with certain of the initial purchasers or their affiliates and certain other financial institutions (the “option counterparties”). Ligand also entered into warrant transactions (the “warrant transactions”) with the option counterparties, pursuant to which Ligand issued warrants to purchase Common Stock (the “warrants”) to such option counterparties. The convertible note hedge transactions are expected generally to reduce the potential dilution to Ligand’s common stock upon any conversion of notes and/or offset any cash payments Ligand is required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transactions could separately have a dilutive effect on Ligand’s common stock to the extent that the market price per share of Ligand’s common stock exceeds the strike price of the warrants. The strike price of the warrants will initially be $294.02 per share, which represents a premium of 100% over the last reported sale price of Ligand’s common stock on the Nasdaq Global Market on August 11, 2025, and is subject to certain adjustments under the terms of the warrants. If the initial purchasers exercise their option to purchase additional notes, Ligand expects to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparties.

In connection with establishing their initial hedges of the convertible note hedge transactions and the warrant transactions, Ligand expects the option counterparties or their respective affiliates to enter into various derivative transactions with respect to Ligand’s common stock and/or purchase shares of Ligand’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Ligand’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Ligand’s common stock and/or purchasing or selling shares of Ligand’s common stock or other securities of Ligand in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so in connection with any conversion, redemption or repurchase of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Ligand’s common stock or the notes, which could affect a holder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of Ligand’s common stock, if any, and value of the consideration, if any, that a holder will receive upon conversion of its notes.

In addition, Ligand expects to use approximately $15.0 million of the net proceeds from the offering to repurchase 102,034 shares of its common stock from certain purchasers of the notes in privately negotiated transactions effected through one of the initial purchasers or an affiliate thereof concurrently with the pricing of the notes. The agreed to price per share of Ligand’s common stock repurchased in such transactions is equal to the last reported price per share of Ligand’s common stock of $147.01 per share on the Nasdaq Global Market on August 11, 2025. These repurchases could increase (or reduce the size of any decrease in) the market price of Ligand’s common stock prior to, concurrently with or shortly after the pricing of the notes, and could have resulted in a higher effective conversion price for the notes. Ligand cannot predict the magnitude of such market activity or the overall effect it will have on the market price of the notes and/or the market price of Ligand’s common stock.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation of an offer to buy or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “predict,” “intend,” “may,” “might,” “plan,” “project,” “potential,” “seek,” “should,” “target,” “will,” “would” and similar expressions or variations intended to identify forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements concerning the closing of the offering, the convertible note hedge transactions and the warrant transactions; the anticipated use of the net proceeds of the offering and the warrant transactions; and the potential impact of the foregoing or related transactions on dilution to holders of Ligand’s common stock, and the market price of Ligand’s common stock and/or the notes are forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various risk factors that are described more fully in Ligand’s reports and other documents filed with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024 and other flings that Ligand makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov, and could cause actual results to vary from expectations. All information provided in this press release is as of the date hereof, and Ligand undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law, are forward-looking statements. These statements are not guarantees of future performance but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements.

About Ligand Pharmaceuticals

Ligand is a biopharmaceutical company enabling scientific advancement through supporting the clinical development of high-value medicines. Ligand does this by providing financing, licensing its technologies or both. Ligand’s business model seeks to generate value for stockholders by creating a diversified portfolio of biotech and pharmaceutical product revenue streams that are supported by an efficient and low corporate cost structure. Ligand’s goal is to offer investors an opportunity to participate in the promise of the biotech industry in a profitable and diversified manner. Ligand’s business model is based on funding programs in mid- to late-stage drug development in return for economic rights, purchasing royalty rights in development stage or commercial biopharmaceutical products and licensing Ligand’s technology to help partners discover and develop medicines. Ligand partners with other pharmaceutical companies to attempt to leverage what they do best (late-stage development, regulatory management and commercialization) in order to generate its revenue. Ligand operates two infrastructure-light royalty generating technology IP platform technologies. Ligand’s Captisol® platform technology is a chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs. Ligand’s NITRICIL™ platform technology facilitates tunable dosing, permitting an adjustable drug release profile to allow proprietary formulations that target a broad range of indications. Ligand has established multiple alliances, licenses and other business relationships with the world’s leading pharmaceutical companies including Amgen, Merck, Pfizer, Jazz, Gilead Sciences and Baxter International.

Contacts

Investors:

Melanie Herman

investors@ligand.com

(858) 550-7761

Media:

Kellie Walsh

media@ligand.com

(914) 315-6072